Exhibit 99.1

   Keynote Reports Fiscal Fourth Quarter and Year End 2007 Results


    -- Total Revenue Grew to $17.8 Million for the Fourth Quarter, Up 17%, and to $67.8 Million for the Full Year, Up 22%, Compared to the Respective Periods in Fiscal 2006

    -- Recorded Full Year GAAP Net Loss of $4.7 Million Including $2.8 Million Charge for Deferred Tax Asset Adjustment

    --  Achieved Full Year Non-GAAP Net Income of $5.4 Million

    -- Delivered Full Year $20.3 Million in Cash from Operations and $14.8 Million in Free Cash Flow

    -- Results Exceeded Company's Previous Revenue, Cash Flow and Non-GAAP Earnings Guidance

    -- Board Approves Repurchase Program of Up to 2.0 Million Shares of Common Stock

    SAN MATEO, Calif.--(BUSINESS WIRE)--Nov. 1, 2007--Keynote Systems (Nasdaq:KEYN), the global leader in on-demand mobile and Internet test & measurement solutions for continuously improving the online experience, announced financial results for its fiscal fourth quarter and year-end ended September 30, 2007.

    Umang Gupta, chairman and CEO of Keynote, said: "Fiscal year 2007 has been the best year ever for Keynote, powered mainly by our Mobile Test and Measurement business, which exceeded our expectations in each quarter of the year. Our team delivered total cash from operations of over $20.3 million and free cash flow of $14.8 million, which is a record high for any twelve-month period in our history. In fact, Keynote has generated cash flow from operations of over $57 million and free cash flow of over $40 million in the aggregate over the last four years. These funds have supported our active acquisition strategy and helped create the Keynote we have today."

    Gupta continued, "As we enter fiscal 2008, we have one of the strongest product line-ups in each of our businesses: Mobile Test and Measurement, Internet Test and Measurement, and Customer Experience Test and Measurement. We also continue to make additional investments in our sales and marketing organization in order to capitalize on the opportunities ahead."

    Fourth Quarter 2007 Financial Summary

    Revenue for the fourth quarter of fiscal year 2007 was $17.8 million, a three percent increase compared to the preceding quarter and a 17 percent increase compared to the fourth quarter of fiscal year 2006. Net loss for the fourth quarter of fiscal year 2007, which included a $2.8 million charge for deferred tax asset adjustment, $1.0 million in stock-based compensation expenses, and a $717,000 charge for amortization of intangible assets required under generally accepted accounting principles (GAAP), was $3.5 million, or $0.19 per share. This compared to net loss of $1.5 million, or $0.09 per share, for the preceding quarter, and net loss of $6.0 million, or $0.35 per share, for the fourth quarter a year ago.

    The non-GAAP net income for the quarter was $2.2 million, or $0.11 per diluted share, compared to non-GAAP net income of $1.3 million, or $0.07 per diluted share, for the preceding quarter, and non-GAAP net loss of $797,000, or $0.05 per share, for the fourth quarter a year ago. The company defines non-GAAP net income or loss as net income or loss adjusted for provision for income tax, stock-based compensation expense, and amortization of purchased intangibles less cash tax expense. Non-GAAP net income per share equals non-GAAP net income divided by the weighted diluted share count as of the period end. Non-GAAP net loss per share equals non-GAAP net loss divided by the weighted basic share count as of the period end.

    Fiscal 2007 Financial Summary

    Revenue for fiscal year 2007 was $67.8 million, a 22 percent increase compared to revenue of $55.5 million for fiscal year 2006. Net loss for fiscal year 2007 was $4.7 million, or $0.27 per share, which included a $2.8 million charge for deferred tax asset adjustment, $4.1 million in stock-based compensation expenses and a $2.9 million charge for the amortization of intangible assets. This compares to net loss of $7.5 million, or $0.41 per share, for fiscal year 2006, which included a $3.9 million charge for the adjustment of the income tax benefit associated with the partial recognition of net deferred tax assets, $3.7 million in stock-based compensation expenses, a $2.4 million charge for the amortization of intangible assets, and a $840,000 charge for in-process research and development associated with the SIGOS acquisition. The non-GAAP net income for the fiscal year 2007 was $5.4 million, or $0.28 per diluted share, compared to non-GAAP net income of $2.0 million, or $0.10 per diluted share, for the fiscal year 2006.

    Cash, Free Cash Flow and Deferred Revenue Summary

    For the quarter, cash provided by operating activities was $2.9 million, compared to $5.9 million in the prior quarter and $1.2 million in the fourth quarter of 2006. Cash used for purchases of property, equipment and software totaled $1.3 million for the fourth quarter of 2007, compared to $2.1 million in the prior quarter and $874,000 for the same period last year. Keynote generated free cash flow, defined as cash flow from operations less cash used for purchases of property, equipment, and software, of $1.6 million for the quarter, compared to $3.8 million in the prior quarter and $357,000 for the same period last year.

    For the fiscal year 2007, cash provided by operating activities was $20.3 million, compared to $10.6 million in fiscal year 2006. Cash used for purchases of property, equipment and software totaled $5.5 million for fiscal year 2007, compared to $3.1 million last year. Keynote generated free cash flow, defined as cash flow from operations less cash used for purchases of property, equipment, and software, of $14.8 million for the year, compared to $7.6 million for fiscal year 2006.

    Keynote's net deferred revenue was $22.0 million at September 30, 2007, down nine percent compared to $24.1 million at June 30, 2007 and up 106 percent from $10.6 million at September 30, 2006. Keynote's gross deferred revenue, defined as the sum of net deferred revenue and unpaid deferred revenue, was $26.6 million at September 30, 2007, down five percent compared to $27.9 million at June 30, 2007 and up 106 percent from $12.9 million at September 30, 2006. The reduction in deferred revenues was mainly due to the September quarter being a seasonally weak quarter in Europe for Keynote SIGOS.

    The company had $107.9 million in total cash, cash equivalents and short-term investments as of September 30, 2007. During the quarter, the Company repurchased approximately 92,000 shares for approximately $1.2 million. The total shares outstanding, net of treasury shares, as of the end of September 30, 2007 was 18.3 million as compared to 17.1 million as of September 30, 2006.

    The board authorized a repurchase program of up to 2.0 million shares of Keynote's common stock, which represents up to approximately 11 percent of the Company's currently outstanding common stock. Pursuant to the plan, the Company will enter into a trading plan with a securities broker that may commence as soon as November 6, 2007 and continue through October 31, 2008.

    Building Occupancy

    In October, Keynote signed long-term agreements with tenants for the remaining unoccupied portion of the building, bringing the occupancy of the building to 100 percent, when including the portion currently occupied by Keynote. The company estimates as a result of this new occupancy rate it will generate approximately $270,000 in excess occupancy income in the first quarter of fiscal 2008.

    Operational Metrics Summary

    As of September 30, 2007, Keynote's total worldwide customer base was approximately 2,700 companies, up from approximately 2,600 companies in the same quarter a year ago. Keynote currently provides its services to 64 percent of the comScore Media Metrix's top 50 Web sites and approximately 40 percent of the Fortune 100 companies. As of September 30, 2007, Keynote measured approximately 11,600 Internet pages, as compared to 10,000 Internet pages in the same quarter a year ago.

    Statement of Cash Flows

    With this press release, the Company is no longer providing a detailed statement of cash flows. A detailed statement of cash flows for the fiscal year 2007 will be available in the Form 10-K Annual Report filed with the Securities and Exchange Commission.

    Expectations for the First Quarter of Fiscal Year 2008

    The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the first fiscal quarter ending December 31, 2007:

    -- Total revenue is expected to be between $17.8 million and $18.3 million.

    -- Net income (loss) per share is expected to be between $(0.02) and $0.02.

    -- Non-GAAP earnings per share are expected to be between $0.06 and $0.09.

    -- Cash provided by operating activities is expected to be between $2.5 million and $3.0 million.

    -- Free cash flow is expected to be between $1.5 million and $2.0 million.

    The above guidance was based on the following assumptions. Total stock-based compensation expense and amortization of intangible assets is currently expected to be approximately $1.8 million. Interest income, net is expected to be approximately $1.3 million, assuming no material changes in interest rates and currently planned use of cash. Cash paid for income taxes is expected to be approximately $300,000, assuming no changes in required tax payments. Basic weighted average shares outstanding are expected to be approximately 18.1 million shares and diluted weighted average shares outstanding are expected to be approximately 19.1 million shares, assuming no additional issuances of equity or equity-related securities.

    Conference Call

    Keynote will host a conference call and simultaneous webcast at 2:00 pm (PST) today, November 1, 2007. To access the call in the U.S., please dial (866) 271-6228; international callers please dial (706) 679-4457, approximately 10 minutes prior to the start of the conference call. The pass code is #19147857. The webcast of the call will be available at the investor section of our web site at www.keynote.com. The replay will be available after the call by telephone by dialing (800) 642-1687 in the U.S. and (706) 645-9291 internationally; the pass code is #19147857. The webcast is at the investor section of our web site at www.keynote.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that are not purely historical regarding the Company or management's intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company's current expectations.

    Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote's expected revenue, GAAP and Non-GAAP earnings per share, cash flow from operations, free cash flow, income tax payments and other future financial results. It is important to note that actual outcomes and Keynote's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote's ability to successfully market and sell its current services to new or existing customers, Keynote's ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote's various services fluctuates and the extent to which revenue from other service lines can increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote's ability to attract and retain customers of SIGOS, Keynote's ability to operate SIGOS and manage related costs successfully, Keynote's ability to retain key employees, pricing pressure with respect to Keynote's services, Keynote's ability to increase sales of its other services, and the risk that its prior organizational changes will not result in improved results, unforeseen expenses, competition in Keynote's markets, costs associated with any future acquisitions, the effect of acquisitions by competitors in Keynote's target markets, Keynote's ability to manage international operations, Keynote's ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, and the success of Keynote's international operations. Readers should also refer to the risks outlined in Keynote's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2006, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

    All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

    About Keynote

    Keynote Systems (Nasdaq "KEYN") is the global leader in on-demand test & measurement solutions for continuously improving the online experience. As an independent and trusted third-party, Keynote provides IT and marketing executives with an unbiased view into their Internet services from around the world. For over a decade, Keynote has been providing measurement data and testing capabilities that allow companies to understand and improve their customer's online and mobile experience. Keynote has four test and measurement businesses:
Web performance, mobile quality, streaming & VoIP, and customer experience/UX. In addition, Keynote's industry analysis group called Keynote Competitive Research publishes proprietary studies measuring customer experience and service levels across a wide range of industries.

    Known as The Mobile and Internet Performance Authority(TM), Keynote has a market-leading infrastructure of 2,400 measurement computers and mobile devices in over 240 locations around the world. Keynote also maintains one of the most representative panels of online users consisting of 160,000 consumers. Keynote's on-demand, hassle-free infrastructure allows businesses to access services they need, when they need them to pinpoint and fix mobile quality and Internet problems before they impact customers.

    Keynote helps over 2,700 corporate customers become "the best of the best" by helping them improve online business performance and mobile communications quality. Keynote's customers represent top Internet and mobile companies including American Express, BP, Caterpillar, Dell, Disney, eBay, ESPN Mobile, E RADE, Expedia, FedEx, Microsoft, SonyEricsson, Sprint, T-Mobile, Verizon and Vodafone.

    Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at (650) 403-2400.

    Keynote, The Internet Performance Authority and Perspective are registered trademarks and The Mobile and Internet Performance
Authority and True Experience are trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. (C) 2007 Keynote Systems, Inc.



                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)
                             (Unaudited)

                              Three months ended        Year ended
                           Sep 30   Jun 30   Sep 30  Sept 30  Sept 30
                            2007     2007     2006     2007     2006
                          -------------------------- -----------------
Revenue:
  Subscription services   $10,541  $10,881  $10,705  $42,662  $40,826
  Ratable licenses          4,368    3,443    1,447   13,220    2,541
  Professional services     2,929    3,063    3,034   11,872   12,141
                          -------------------------- -----------------
    Total revenue          17,838   17,387   15,186   67,754   55,508

Costs and expenses:
  Costs of revenue:
    Direct costs of
     subscription
     services               2,046    2,175    2,067    8,389    6,953
    Direct costs of
     ratable licenses       1,329    1,456      666    4,598    1,233
    Direct costs of
     professional
     services               1,887    1,947    2,006    8,164    8,975
    Operations              2,030    1,853    1,842    7,673    7,203
    Development             2,860    2,950    2,699   11,559    9,452
    Amortization of
     intangible assets -
     software                 193      191      163      754      360
  Sales and marketing       5,218    5,243    4,814   20,127   16,856
  General and
   administrative           2,609    2,490    3,486    9,856    9,840
  Excess occupancy
   income, net               (184)     (33)      (1)    (265)     (13)
  Amortization of
   intangible assets -
   other                      524      522      608    2,195    2,024
  In-process research and
   development                  -        -        -        -      840
                          -------------------------- -----------------
    Total costs and
     expenses              18,512   18,794   18,350   73,050   63,723
                          -------------------------- -----------------

    Loss from operations     (674)  (1,407)  (3,164)  (5,296)  (8,215)


Interest income and
 other, net                 1,312    1,168      983    4,750    4,558
                          -------------------------- -----------------

Income (loss) before
 provision for income
 taxes                        638     (239)  (2,181)    (546)  (3,657)

Provision for income
 taxes                     (4,090)  (1,294)  (3,798)  (4,145)  (3,877)
                          -------------------------- -----------------


    Net loss              $(3,452) $(1,533) $(5,979) $(4,691) $(7,534)
                          ========================== =================

Net loss per share:
    Basic                 $ (0.19) $ (0.09) $ (0.35) $ (0.27) $ (0.41)
    Diluted               $ (0.19) $ (0.09) $ (0.35) $ (0.27) $ (0.41)

Weighted average common
 shares outstanding:
    Basic                  18,068   17,662   17,118   17,533   18,278
    Diluted                18,068   17,662   17,118   17,533   18,278




                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (Unaudited)

                                September 30, 2007  September 30, 2006
                                --------------------------------------

Assets
Current assets:
  Total cash, cash equivalents
   and short-term investments   $         107,935   $          90,751
  Accounts receivable                       5,988               7,122
  Prepaids, deferred costs and
   other current assets                     2,325               2,655
  Inventory                                 1,059                 876
  Deferred tax assets                       3,649               1,389
                                ------------------  ------------------
        Total current assets              120,956             102,793

Long-term deferred costs                    1,679                   -
Property and equipment, net                35,480              34,464
Goodwill                                   63,129              48,676
Identifiable intangible assets,
 net                                        7,963              10,105
Deferred tax assets                             -               3,114
                                ------------------  ------------------

  Total assets                  $         229,207   $         199,152
                                ==================  ==================


Liabilities and Stockholders'
 Equity
Current liabilities:
  Accounts payable              $           2,285   $           1,558
  Accrued expenses                         11,664              10,748
  Current portion of capital
   lease obligation                            24                  31
  Deferred revenue                         19,824               9,691
                                ------------------  ------------------
  Total current liabilities                33,797              22,028

  Long-term portion of capital
   lease obligation                            31                  50
  Deferred rent and other long
   term liability                             292                   -
  Long-term deferred revenue                2,136                 958
  Long-term deferred tax
   liability                                2,066               2,727
                                ------------------  ------------------
  Total liabilities                        38,322              25,763
                                ------------------  ------------------

Stockholders' equity:
  Common stock                                 18                  19
  Treasury stock                           (1,151)            (21,150)
  Additional paid-in capital              325,525             330,398
  Accumulated deficit                    (140,188)           (137,578)
  Accumulated other
   comprehensive income                     6,681               1,700
                                ------------------  ------------------

  Total stockholders' equity              190,885             173,389
                                ------------------  ------------------

  Total liabilities and
   stockholders' equity         $         229,207   $         199,152
                                ==================  ==================




                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                   GAAP TO NON-GAAP RECONCILIATION
                (In Thousands, except per share data)
                             (Unaudited)

                              Three months ended        Year ended
                           Sep 30   Jun 30  Sep 30,  Sep 30,  Sep 30,
                            2007     2007     2006     2007     2006
                          -------- -------- -------- -------- --------
Revenue categories:

  Internet Subscriptions  $ 8,858  $ 9,129  $ 9,096  $35,911  $35,663
  Internet Engagements      1,426    1,720    1,103    5,976    3,849
                          -------- -------- -------- -------- --------
Subtotal Internet Revenue  10,284   10,849   10,199   41,887   39,512

  Mobile Subscriptions      1,080    1,158      962    4,348    2,844
  Mobile Ratable Licenses   4,368    3,443    1,447   13,220    2,541
                          -------- -------- -------- -------- --------
Subtotal Mobile Revenue     5,448    4,601    2,409   17,568    5,385

  CEM Subscriptions           603      593      647    2,403    2,319
  CEM Engagements           1,503    1,344    1,931    5,896    8,292
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue        2,106    1,937    2,578    8,299   10,611
                          -------- -------- -------- -------- --------
Total Revenue             $17,838  $17,387  $15,186  $67,754  $55,508
                          ======== ======== ======== ======== ========

Non-GAAP net income
 (loss) and income (loss)
 per share:

GAAP net loss             $(3,452) $(1,533) $(5,979) $(4,691) $(7,534)
  Provision for income
   taxes                    4,090    1,294    3,798    4,145    3,877
  Stock based
   compensation (a)         1,027    1,127    1,090    4,078    3,719
  Amortization of
   intangible assets -
   other                      524      522      608    2,195    2,024
  Amortization of
   intangible assets -
   software                   193      191      163      754      360
  Amortization of in-
   process research and
   development                  -        -        -        -      840
                          -------- -------- -------- -------- --------
Non GAAP income (loss)
 before income tax          2,382    1,601     (320)   6,481    3,286
  Cash tax expense            224      295      477    1,105    1,325
                          -------- -------- -------- -------- --------
Non GAAP net income
 (loss)                   $ 2,158  $ 1,306  $  (797) $ 5,376  $ 1,961
                          ======== ======== ======== ======== ========

Weighted average common
 shares outstanding
 (diluted):                19,055   18,800   17,118   18,382   18,926
Non GAAP income (loss)
 per share                $  0.11  $  0.07  $ (0.05) $  0.28  $  0.10

(a) Stock based
 compensation by
 category:
Direct costs of ratable
 licenses                 $    45  $    64  $    52  $   190  $    94
Direct costs of
 professional services        107       99      117      470      518
Operations                    146      148      178      584      662
Development                   237      265      260      921      887
Sales and marketing           328      356      333    1,280    1,100
General and
 administrative               164      195      150      633      458
                          -------- -------- -------- -------- --------
                          $ 1,027  $ 1,127  $ 1,090  $ 4,078  $ 3,719
                          ======== ======== ======== ======== ========




                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                            REVENUE DETAIL
                            (In thousands)
                             (Unaudited)

                                                                Year
                                     Three months ended         ended
                              Dec 31  March 31 June 30 Sept 30 Sept 30
                              ------- -------- ------- ------- -------

FY 2007

  Internet Subscriptions      $ 8,884  $ 9,040 $ 9,129 $ 8,858 $35,911
  Internet Engagements          1,497    1,333   1,720   1,426   5,976
                              ------- -------- ------- ------- -------
Subtotal Internet Revenue      10,381   10,373  10,849  10,284  41,887

  Mobile Subscriptions            997    1,113   1,158   1,080   4,348
  Mobile Ratable Licenses       2,206    3,203   3,443   4,368  13,220
                              ------- -------- ------- ------- -------
Subtotal Mobile Revenue         3,203    4,316   4,601   5,448  17,568

  CEM Subscriptions               626      580     593     603   2,402
  CEM Engagements               1,605    1,445   1,344   1,503   5,897
                              ------- -------- ------- ------- -------
Subtotal CEM Revenue            2,231    2,025   1,937   2,106   8,299
                              ------- -------- ------- ------- -------
Total Revenue                 $15,815  $16,714 $17,387 $17,838 $67,754
                              ======= ======== ======= ======= =======

FY 2006

  Internet Subscriptions      $ 8,782  $ 8,876 $ 8,909 $ 9,096 $35,663
  Internet Engagements          1,127      905     714   1,103   3,849
                              ------- -------- ------- ------- -------
Subtotal Internet Revenue       9,909    9,781   9,623  10,199  39,512

  Mobile Subscriptions            539      488     855     962   2,844
  Mobile Ratable Licenses           -        -   1,094   1,447   2,541
                              ------- -------- ------- ------- -------
Subtotal Mobile Revenue           539      488   1,949   2,409   5,385

  CEM Subscriptions               499      583     590     647   2,319
  CEM Engagements               2,769    1,887   1,705   1,931   8,292
                              ------- -------- ------- ------- -------
Subtotal CEM Revenue            3,268    2,470   2,295   2,578  10,611
                              ------- -------- ------- ------- -------
Total Revenue                 $13,716  $12,739 $13,867 $15,186 $55,508
                              ======= ======== ======= ======= =======

FY 2005

  Internet Subscriptions      $ 8,625  $ 8,783 $ 9,160 $ 8,883 $35,451
  Internet Engagements            822    1,082     881   1,026   3,811
                              ------- -------- ------- ------- -------
Subtotal Internet Revenue       9,447    9,865  10,041   9,909  39,262

Mobile Subscriptions              803      338     442     585   2,168

  CEM Subscriptions               595      531     441     432   1,999
  CEM Engagements               2,743    2,431   2,541   2,548  10,263
                              ------- -------- ------- ------- -------
Subtotal CEM Revenue            3,338    2,962   2,982   2,980  12,262
                              ------- -------- ------- ------- -------
Total Revenue                 $13,588  $13,165 $13,465 $13,474 $53,692
                              ======= ======== ======= ======= =======

FY 2004

  Internet Subscriptions      $ 8,364  $ 8,416 $ 8,688 $ 8,957 $34,425
  Internet Engagements            812      808     813   1,196   3,629
                              ------- -------- ------- ------- -------
Subtotal Internet Revenue       9,176    9,224   9,501  10,153  38,054

Mobile Subscriptions              358      414     555     700   2,027

  CEM Subscriptions                73      111     420     518   1,122
  CEM Engagements                 116       70     238     776   1,200
                              ------- -------- ------- ------- -------
Subtotal CEM Revenue              189      181     658   1,294   2,322
                              ------- -------- ------- ------- -------
Total Revenue                 $ 9,723  $ 9,819 $10,714 $12,147 $42,403
                              ======= ======== ======= ======= =======




                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

        CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW
                            (In thousands)
                             (Unaudited)

                                                               Year
                                  Three months ended            ended
                           Dec 31  March 31 June 30  Sept 30  Sept 30
                          -------- -------- -------- -------- --------

FY 2007

Total Revenue             $15,815  $16,714  $17,387  $17,838  $67,754

Cash Flow from Operations $ 4,680  $ 6,847  $ 5,883  $ 2,921  $20,331
% of Revenue                   30%      41%      34%      16%      30%
Purchase of PP&E          $   704  $ 1,383  $ 2,073  $ 1,332  $ 5,492
Free Cash Flow (b)        $ 3,976  $ 5,464  $ 3,810  $ 1,589  $14,839
% of Revenue                   25%      33%      22%       9%      22%



FY 2006

Total Revenue             $13,716  $12,739  $13,867  $15,186  $55,508

Cash Flow from Operations $ 3,505  $ 2,941  $ 2,938  $ 1,231  $10,615
% of Revenue                   26%      23%      21%       8%      19%
Purchase of PP&E          $   337  $ 1,055  $   792  $   874  $ 3,058
Free Cash Flow (b)        $ 3,168  $ 1,886  $ 2,146  $   357  $ 7,557
% of Revenue                   23%      15%      15%       2%      14%



FY 2005

Total Revenue             $13,588  $13,165  $13,465  $13,474  $53,692

Cash Flow from Operations $ 2,773  $ 1,838  $ 2,788  $ 3,562  $10,961
% of Revenue                   20%      14%      21%      26%      20%
Purchase of PP&E          $   712  $   724  $ 1,019  $ 1,179  $ 3,634
Free Cash Flow (b)        $ 2,061  $ 1,114  $ 1,769  $ 2,383  $ 7,327
% of Revenue                   15%       8%      13%      18%      14%



FY 2004

Total Revenue             $ 9,723  $ 9,819  $10,714  $12,147  $42,403

Cash Flow from Operations $ 4,318  $ 4,052  $ 3,777  $ 3,016  $15,163
% of Revenue                   44%      41%      35%      25%      36%
Purchase of PP&E          $   405  $   531  $   745  $ 2,334  $ 4,015
Free Cash Flow (b)        $ 3,913  $ 3,521  $ 3,032  $   682  $11,148
% of Revenue                   40%      36%      28%       6%      26%

(b) Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment and software




                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                           DEFERRED REVENUE
                (In thousands, except per share data)
                             (Unaudited)

                   September 30, 2007 June 30, 2007 September 30, 2006
                   ------------------ ------------- ------------------

Deferred revenue,
 net
  Domestic         $            7,511 $       9,609 $            5,936
  International                14,449        14,540              4,713
                   ------------------ ------------- ------------------
  Total            $           21,960 $      24,149 $           10,649

Add back: unpaid
 deferred revenue
  Domestic         $            3,085 $         799 $              804
  International                 1,564         2,933              1,453
                   ------------------ ------------- ------------------
  Total            $            4,649 $       3,732 $            2,257

Deferred revenue,
 gross
  Domestic         $           10,596 $      10,408 $            6,740
  International                16,013        17,473              6,166
                   ------------------ ------------- ------------------
  Total            $           26,609 $      27,881 $           12,906

    CONTACT: Keynote Systems, Inc.
             Dan Berkowitz, 650-403-3305 (Public Relations) dberkowitz@keynote.com
             Kirsten Chapman, 415-433-3777 (Investor Relations)
             Moriah Shilton, 415-433-3777 (Investor Relations) mshilton@lhai.com